Exhibit 99.3
R.H. DONNELLEY CORPORATION
DEFERRED COMPENSATION PLAN
Amended and Restated Effective January 1, 2008

R.H. DONNELLEY CORPORATION
DEFERRED COMPENSATION PLAN
Amended and Restated Effective January 1, 2008
1.	Purposes.
     R.H. Donnelley Corporation established the R.H. Donnelley Corporation Deferred Compensation Plan effective as of July 14, 1998 to provide certain highly compensated employees with the opportunity to defer compensation and to have such deferred amounts treated as if invested in specified investment vehicles. R.H. Donnelley Corporation most recently amended and restated the Plan as of January 1, 2005. This amendment and restatement of the Plan is effective on and after January 1, 2008, and is applicable to all Accounts under the Plan as of December 31, 2007.
     Except as expressly provided herein, the terms and provisions of this amended and restated Plan are not intended to and shall not apply to deferred compensation that is entitled to grandfathered status with respect to Code Section 409A. Separate Accounts or subaccounts shall be maintained for all amounts deferred by a Participant in taxable years prior to January 1, 2005 and earnings and losses with respect to such deferrals.
2.	Definitions.
     The following terms used in the Plan shall have the meanings set forth below:
(a)	“Administrator” shall mean the Compensation and Benefits Committee or its duly authorized delegate. References herein to the Administrator shall be deemed to include its delegate, if any.

(b)	“Aggregate Account” shall mean the sum of the Participant’s vested account balances under this Plan and all other Elective Account Balance Plans, but excluding accounts that are grandfathered for purposes of Code Section 409A.

(c)	“Beneficiary” shall mean the person or persons designated by the Participant in accordance with Section 10.

(d)	“Board” shall mean the Board of Directors of R.H. Donnelley Corporation.

(e)	A “Change in Control” shall mean an event or series of events occurring on or after January 1, 2008 that constitutes a “Change in Control” within the meaning of Section 10 of the Stock Plan as in effect on January 1, 2008, but only if the event or series of events also constitutes a change in control event with respect to the Participant within the meaning of Code Section 409A(a)(2)(A)(v) and applicable regulations and other guidance thereunder.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Company” shall mean R.H. Donnelley Corporation and any of its direct or indirect subsidiaries that has adopted the Plan.

(h)	“Compensation and Benefits Committee” shall mean the Compensation and Benefits Committee of the Board.

(i)	“Deferral Account” or “Account” shall mean the account or subaccount established and maintained by the Company for specified deferrals by a Participant, as described in Section 6. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

(j)	“Deferral Period” shall mean the period of time for which a Participant elects to defer receipt of Eligible Compensation as designated by the Participant’s Deferred Compensation Agreement.

(k)	“Deferred Compensation” shall mean that amount of Eligible Compensation which has been deferred by a Participant and which has been credited to the Participant’s Account.

(l)	“Deferred Compensation Agreement” shall mean the agreement (regardless of how it may be titled and which may be in writing or electronic) signed or otherwise authorized by a Participant pursuant to which the Participant elects the amount of the Participant’s Eligible Compensation to be deferred into the Participant’s Account under the Plan, the time and form of payment for such amounts and the Investment Direction.

(m)	“Dex Prior Plan” shall mean the Dex Media, Inc. Deferred Compensation Plan. The Dex Prior Plan became part of this Plan on January 31, 2006.

(n)	“Disabled” shall mean “disabled” within the meaning of Code Section 409A(a)(2)(C).

(o)	“DonTech Prior Plan” shall mean the DonTech Deferred Compensation Plan. The DonTech Prior Plan became part of this Plan on January 1, 2005.

(p)	“Elective Account Balance Plan” shall mean this Plan and all other plans and arrangements that are aggregated with this Plan under Code Section 409A, including Treas. Reg. §1.409A-1(c)(2)(A).

(q)	“Eligible Compensation” shall mean, before any reduction pursuant to the Plan, base salary, cash or stock bonuses (including bonuses in the form of restricted stock units or other awards under the Stock Plan), commissions, or any other component of a Participant’s compensation, the payment of which the Administrator has approved to be deferred.

(r)	“Eligible Employee” shall mean any person employed by the Company who has been selected by the Administrator, in its sole discretion, to participate in this Plan. Notwithstanding the foregoing, a person’s status as an “Eligible Employee” may be terminated in accordance with Section 4(d).

(s)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(t)	“Grandfathered Account” shall mean the Participant’s vested deferred compensation as of December 31, 2004 under this Plan, adjusted for earnings and losses after December 31, 2004. Amounts deferred under the DonTech Prior Plan shall not be considered Grandfathered Accounts.

(u)	“Investment Direction” shall mean the choice of Investments made upon the Participant’s election to defer compensation or at such other time pursuant to Section 6(c).

(v)	“Investments” shall mean the investment options that are made available as the mechanism to calculate hypothetical investment performance on Deferred Compensation credited to each Participant’s Account under the Plan.

(w)	“Participant” shall mean any Eligible Employee of the Company who participates or makes an election to participate in the Plan. The term “Participant” shall also mean former employees of the Company who have Deferral Account balances, as well as former participants in the Prior Plans whose accounts under such Prior Plans have become subject to the provisions of this Plan.

(x)	“Plan Year” shall mean each calendar year.

(y)	“Prior Plans” shall mean the DonTech Prior Plan and the Dex Prior Plan.

(z)	“Retirement” shall mean a Participant’s voluntary Separation from Service at or after attaining age 55.

(aa)	“Separation from Service” shall mean the Participant’s “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and applicable regulations and other guidance thereunder.

(bb)	“Stock” or “Company Stock” shall mean R.H. Donnelley Corporation’s Common Stock, par value $1.00 per share, and any other equity securities that may be substituted or resubstituted for such Common Stock pursuant to the provisions of the Stock Plan.

(cc)	“Stock Plan” shall mean the R.H. Donnelley Corporation 2005 Stock Award and Incentive Plan or its successor.

(dd)	“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant or of the Participant’s spouse, beneficiary or dependent (as defined in Code Section 152, without regard of Section 152(b)(1), (b)(2) and (d)(1)(b)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, provided that the hardship qualifies as an unforeseeable emergency under Code Section 409A and applicable guidance thereunder.
3.	Administration.
(a)	The Plan shall be administered by the Administrator. The Administrator shall have the discretionary powers and authority as are necessary for the proper administration of the Plan, including, but not limited to, the discretionary power and authority to:
(i)	Designate Eligible Employees;

(ii)	Interpret the Plan and other documents, decide questions and disputes, supply omissions, and resolve inconsistencies and ambiguities arising under the Plan and other documents, which interpretations and decisions shall be final and binding on all Participants and beneficiaries;

(iii)	Make any other determinations that it believes necessary or advisable for the administration of the Plan;

(iv)	Establish rules, regulations and forms of agreements and other instruments relating to the administration of the Plan not inconsistent with the Plan;

(v)	Maintain any records necessary in connection with the operation of the Plan;

(vi)	Retain counsel, employ agents, and provide for such clerical, accounting, actuarial, and consulting services as it deems necessary or desirable to assist it in the administration of the Plan;

(vii)	Make benefit payments and determine benefit decisions upon claims and appeal to the extent it has the authority to make such claim and appeal determinations under Section 8; and

(viii)	Otherwise administer the Plan in accordance with its terms.
(b)	In its absolute discretion, the Administrator may delegate all or any part of its authority hereunder and other administrative duties of the Administrator to an employee or a committee composed of employees of the Company and/or members of the Board and all reference to the Administrator in the Plan shall be deemed to include any such delegate to the extent authorized by such delegation. Decisions and determinations made by the Administrator or a director or employee or committee of directors or employees acting within the scope of authority delegated by the Administrator shall be final and binding upon all persons. No determination of the Administrator in one case shall create a bias or retroactive adjustment in any other case.

(c)	The costs of administering the Plan shall be borne by the Company unless and until the Administrator notifies Participants that such costs will be imposed on Participants. No costs may be charged to or against Participant Accounts retroactively. Any costs charged against Participants Accounts shall be allocated in an equitable manner as determined by the Administrator.

(d)	Each member of the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any director, officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

(e)	To the extent permissible under applicable laws, the Company shall indemnify all of its employees and directors involved in the administration of the Plan against any and all claims, losses, damages, costs and expenses, including attorney’s fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

4.	Eligibility and Participation.
(a)	Eligible Employees. Active participation in the Plan shall be limited to Eligible Employees.

(b)	Participation Voluntary. Participation in the Plan is voluntary. Prior to the commencement of any Plan Year, the Administrator shall notify each Eligible Employee of his or her prospective eligibility to participate in the Plan for such Plan Year.

(c)	Continuation of Participation. Subject to the provisions of Section 4(d), an Eligible Employee shall remain eligible to continue active participation in the Plan for each Plan Year following the Eligible Employee’s initial year of participation in the Plan. Provided, however, that if such Participant ceases to be an Eligible Employee in a succeeding Plan Year, then such Participant shall remain eligible only to continue the deferral of prior Deferred Compensation as and to the extent permitted under the Plan and under Code Section 409A, but shall not be eligible (unless the Administrator otherwise determines) to make contributions of Deferred Compensation into the Plan after ceasing to be an Eligible Employee.

(d)	Termination of Participation. Notwithstanding any Plan provision to the contrary, no Participant shall have any right or entitlement to continue as an Eligible Employee except as, to the extent and for the purposes specifically provided in the Plan as determined from time to time by the Administrator. The Administrator shall be specifically empowered to terminate the Participant’s status as an Eligible Employee if the Administrator determines, in its sole and absolute discretion, that such termination is necessary, appropriate or desirable, including without limitation, any such termination premised on the Administrator’s determination or belief that continuation of such Eligible Employee status is, would or might be contrary to or inconsistent with the terms of the Plan or of applicable law, or that such continuation does, could or might jeopardize the Plan’s classification as a “top hat” pension benefit plan (within the meaning of Section 13(b)) or does, could or might endanger or adversely affect the benefits available under or through the Plan to other Participants.

Accordingly, an individual shall cease to be an Eligible Employee hereunder effective as of any date designated by the Administrator. Any such Administrator action shall be communicated to the individual prior to the effective date of such action. Except as permitted by Code Section 409A and applicable guidance thereunder, the Administrator shall not terminate a Participant’s Deferred Compensation Agreement or require that any distributions of Accounts be made in connection with the termination of Participant’s status as an Eligible Employee.

5.	Provisions Relating to Participant Deferrals.
(a)	Election to Defer. Each Eligible Employee receiving Eligible Compensation may make an election to defer receipt of all or any part of payment of such compensation. Each Eligible Employee shall, within the period specified in Section 5(b), below, notify the Company electronically or in writing of an election to defer the receipt of all or any payment of Eligible Compensation. An election shall apply only to Eligible Compensation earned during the Plan Year specified in the election. Such election shall be specified in the Eligible Employee’s Deferred Compensation Agreement. Each such Deferred Compensation Agreement shall state:
(i)	the amount or percentage of the Eligible Compensation to be deferred;

(ii)	the date or dates on which, or the event or events following which, payment is to commence along with the form of payment; and

(iii)	the Investment Direction for the Deferred Compensation.
Each Eligible Employee must complete a new Deferred Compensation Agreement prior to the beginning of each Plan Year, and no elections described therein shall continue to be effective for Eligible Compensation earned in any subsequent Plan Year, except as may be permitted by Code Section 409A and applicable guidance thereunder and specified in the Deferred Compensation Agreement. A Deferred Compensation Agreement shall become irrevocable on the first day of the Plan Year to which it applies, and shall remain irrevocable and not subject to termination or reduction with respect to Eligible Compensation earned through the end of such Plan Year, except to the extent as may be permitted under Code Section 409A and applicable guidance thereunder. Under no circumstances may an Eligible Employee’s Deferred Compensation Agreement be made, modified or revoked retroactively.

(b)	Timing of Election to Defer.
(i)	Except as otherwise provided below, an Eligible Employee shall make an election to defer all or any part of Eligible Compensation for services to be performed in a Plan Year no later than the last day of the immediately preceding Plan Year.

(ii)	If an Eligible Employee is not and has not previously been eligible to participate in another Elective Account Balance Plan when he or she becomes first eligible to participate in this Plan, the Administrator may allow the Eligible Employee to make a deferral election hereunder within thirty (30) days after the date the Eligible Employee first becomes eligible to participate in this Plan. A mid-year election made in accordance with this paragraph shall apply only with respect to

Eligible Compensation for services performed after the election is made, and in the case of a bonus deferral, only to a pro rata portion of the bonus (based on the number of days remaining in the bonus period after the election).

(iii)	With respect to “performance-based compensation” (within the meaning of Code Section 409A) that is based on services performed over a period of at least twelve (12) months, the Administrator may permit an Eligible Employee to make a deferral election no later than six (6) months before the end of the performance period for which such performance-based compensation is to be paid, provided that the election meets the requirements of Code Section 409A and applicable guidance thereunder.
6.	Deferral Accounts.
(a)	Bookkeeping Accounts. The Company shall establish a separate bookkeeping account for each Participant and from time to time shall enter therein the amount to be credited to the Participant’s Account. Within each Participant’s bookkeeping Account, separate subaccounts shall be maintained to the extent the Administrator determines it to be necessary or desirable for the administration of the Plan. Each Participant’s Account shall be credited with the Participant’s Deferred Compensation and credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to the Participant’s Investment Directions. Deferred Compensation will be credited to the Participant’s Deferral Account as of the date on which such amounts would have been paid to the Participant but for the Participant’s deferral election, or as soon as administratively practicable thereafter.

(b)	Accounting for Fractional Shares. If for any reason a Participant’s Deferred Compensation includes a deferral of a fractional share of Company Stock, the Administrator, in its sole discretion, shall cause the fractional share to be forfeited from the Participant’s Deferral Account, or credit the Deferral Account with the fraction of a share calculated to at least three decimal places.

(c)	Investments and Investment Direction.
(i)	Subject to the provisions of paragraphs (ii) through (iv) below, amounts credited to a Deferral Account shall be deemed to be invested, pursuant to the Participant’s Investment Direction, in one or more hypothetical Investments as may be authorized from time to time by the Administrator. The Administrator may from time to time change or discontinue any hypothetical Investment vehicle available under the Plan in its discretion. The Participant’s Deferral Account shall be credited from time to time with the hypothetical gains, losses and earnings on the hypothetical Investments.

(ii)	A Participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical Investment vehicles authorized by the Administrator. Subject to the rules established by the Administrator and subject to the provisions of this Subsection, a Participant may reallocate amounts credited to his or her Deferral Account among one or more of such hypothetical Investment vehicles by filing with the Administrator a notice in such form and in accordance with such procedures as the Administrator shall determine from time to time. The Administrator may in its discretion restrict allocation into or reallocation into or out of any hypothetical Investment or specify minimum or maximum amounts that may be allocated or reallocated.

(iii)	The Company may, in its discretion, establish one or more grantor trusts or purchase one or more insurance or annuity products and deposit therein amounts of cash, Company Stock, or other property not exceeding the amount of the Company’s obligations with respect to a Participant’s Deferral Account. If the Company invests such amounts in a manner that corresponds to the Participant’s Investment Directions, the amounts of hypothetical income and appreciation and depreciation in value of the Participant’s Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the amounts so invested. Notwithstanding the provisions of this paragraph, the Company is not and shall not be required to make any investment in connection with the Plan or any Participant’s Investment Direction under the Plan.

(iv)	Unless otherwise determined by the Administrator, Deferred Compensation consisting of Company Stock shall be subject to the terms and provisions of the Stock Plan and shall be deemed to have been deferred under the Stock Plan. Such Deferred Compensation shall be administered in accordance with the terms and provisions of this Plan to the extent not inconsistent with the Stock Plan. Such Deferred Compensation shall be deemed invested in Company Stock and shall not be available for reallocation to any other hypothetical Investment. The Participant’s Deferral Account shall be credited from time to time with the hypothetical dividends on such Stock in accordance with the provisions of the Stock Plan.
(d)	Valuation of Accounts. Accounts shall be valued as of the last business day of each month.

7.	Settlement of Deferral Accounts.
(a)	General Limitations on Distributions. A Participant’s Deferred Compensation Agreement may provide for distribution of the Deferred Compensation and accretions thereto only upon:
(i)	the Participant’s Separation From Service;

(ii)	the Participant becoming Disabled;

(iii)	the Participant’s death;

(iv)	a fixed time (or pursuant to a fixed schedule) specified by the Participant in the Deferred Compensation Agreement;

(v)	a Change of Control; or

(vi)	the Participant’s Unforeseeable Emergency in accordance with Section 7(g).
If the Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) (as determined under applicable Company procedures) and the Participant’s Account (or any portion thereof) becomes payable on account of his or her Separation from Service, distributions may not be made before the date which is six (6) months after the Participant’s Separation from Service (or, if earlier, the Participant’s date of death). If distributions are payable in installments, the commencement date for the installments shall be delayed to comply with this provision.

(b)	Timing and Form of Distribution — Default Rules.
(i)	If a Participant’s Deferred Compensation Agreement for a Plan Year does not specify the time of payment, the portion of the Participant’s Account attributable to such Deferred Compensation Agreement shall be distributed to or on behalf of the Participant seven (7) months following the Participant’s Separation From Service.

(ii)	If a Participant’s Deferred Compensation Agreement for a Plan Year specifies the time of an in-service payment but does not specify the time of payment following Separation from Service, and the Participant’s Separation from Service occurs prior to the specified in-service payment date, the portion of the Participant’s Account attributable to such Deferred Compensation Agreement shall be distributed to or on behalf of the Participant seven (7) months following the Participant’s Separation From Service.

(iii)	If the Participant’s Deferred Compensation Agreement for a Plan Year does not specify the form of distribution to be applied to the portion of the Account attributable to such Deferred Compensation Agreement, such portion shall be paid in a single lump sum payment.
(c)	Timing and Form of Distribution — Participant Elections. Subject to this Section 7 and Code Section 409A, the Participant’s Account shall be paid at such time or times and in such form or forms as specified in the Participant’s Deferred Compensation Agreements. All forms of distribution shall be paid in cash or, in the case of Deferred Compensation that is subject to the Stock Plan and that is deemed invested in Company Stock, in such Stock pursuant to the Stock Plan. In each Deferred Compensation Agreement:
(i)	The Participant may elect to receive payment on or commencing on a specified date prior to Separation from Service, in a lump sum or in annual installments over not less than two (2) and not more than five (5) years. The Administrator may require a minimum Deferral Period.

(ii)	The Participant may elect to receive payment in or beginning in the seventh (7th) month following a Change of Control, in a lump sum or in annual installments over not less than two (2) and not more than five (5) years.

(iii)	The Participant’s Deferred Compensation Agreement shall specify the timing and method of payment following Retirement or Separation from Service on account of Disability.
A.	The Participant may elect to have distributions made or commence seven (7) months following Separation from Service. The Participant may instead elect to have distributions made or commence on the later of:
(1)	January of the year following Separation from Service, or

(2)	Seven (7) months following Separation from Service.
B.	The Participant may elect to have distributions made in a lump sum, or in quarterly installments over not less than two (2) and not more than fifteen (15) years.
(iv)	The Participant’s Deferred Compensation Agreement shall specify the method of payment following Separation from Service for reasons other than Retirement or Disability. The Participant may elect to have distributions made in a lump sum, or in annual installments over not less than two (2) and not more than five (5) years. Distributions shall be made or commence seven (7) months following Separation from Service.
(d)	Distributions Begin Upon Earliest Payment Event. The Participant’s Deferred Compensation (adjusted for earnings and losses) shall become payable upon the occurrence of the earliest payment event elected in the Participant’s Deferred Compensation Agreement, and shall be paid in the form specified with respect to such event.

(e)	Changes in Time and Form of Distribution. A Participant may make a written or electronic election to change the timing or form of payment of the Participant’s Deferral Account or any subaccount, subject to the requirements of this Subsection.
(i)	An election to change the timing or form of a payment shall not take effect until at least twelve (12) months after the date on which the election to change is made;

(ii)	With respect to any such election related to a payment on account of the Participant’s Separation From Service (for reasons other than death or Disability), on account of a Change of Control, or to be made at a specified time (or pursuant to a fixed schedule), the first payment of amounts that are subject to such revised election shall be deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made had the revised election not been made;

(iii)	With respect to a payment to be made at a specified time (or pursuant to a fixed schedule) specified in the Deferred Compensation Agreement, any such revised election may not be made less than twelve (12) months prior to the date of the first scheduled payment; and

(iv)	The Administrator may impose additional restrictions or limitations on the Participant’s right to make changes in the time or form of payment of the Account.
The entitlement to a series of installment payments that is not a life annuity is treated as the entitlement to a single payment for purposes of this Subsection 7(e).

(f)	Small Accounts. Notwithstanding the foregoing provisions of Section 7, if the Participant’s Aggregate Account as of any payment date does not exceed the applicable de minimis amount, the Company may by written action in advance require immediate payment of the entire remaining Aggregate Account under this Plan to the Participant (or his Beneficiary, if applicable) in a single lump sum in cash or Stock (as applicable), in full satisfaction of the Employer’s obligations under this Plan, provided that the Company also by written action in advance requires immediate payment of the Participant’s remaining balance under all other Elective Account Balance Plans. The applicable de minimis amount is equal to the applicable dollar amount under Code Section 402(g)1)(B). The provisions of this paragraph shall supersede any inconsistent provisions in the Participant’s Deferred Compensation Agreements relating to the acceleration of payments when the Account balance is less than a specified amount.

(g)	Unforeseeable Emergency. A Participant may apply for a payment upon an Unforeseeable Emergency. If the Administrator determines that a Participant has had an Unforeseeable Emergency, the Administrator, in its sole discretion, may cause a distribution from the Participant’s Account to occur to the extent reasonably necessary to alleviate the financial hardship created by the Unforeseeable Emergency. However, such payment from the Participant’s Account may be made only if, as determined under Code Section 409A and applicable guidance thereunder, the amounts distributed with respect to the Unforeseeable Emergency do not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay income taxes or penalties reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cancellation of the Participant’s Deferred Compensation Agreement or cancellation of deferrals under any other deferred compensation or retirement savings plan (qualified or otherwise). A Participant shall provide such information as the Administrator may reasonably require for it to determine whether the Participant has had an Unforeseeable Emergency.

(h)	Payment Following Death. In the event of the Participant’s death before the Participant’s Deferral Account has been fully distributed to the Participant, the Deferral Account shall be paid to the Participant’s Beneficiary in a single sum in the Plan Year immediately following the Participant’s death or, if earlier, in the seventh (7th) month following the Participant’s death. Notwithstanding the foregoing, any portion of the Deferral Account that is being paid in installments at the time of the Participant’s death shall be paid to the Participant’s Beneficiary in installments at the same times and in the same amounts that such installments would have been paid to the Participant had the Participant remained alive.

(i)	Payment in Installments. If any Account is payable in installments, the amount of each installment shall be equal to the balance credited to the Account at the time payment is due, divided by the total number of unpaid installments that remain due.

8.	Claim and Appeal Procedures.
     The following claim and appeal procedure shall apply with respect to the Plan:
(a)	Filing of a Claim for Benefits. If the Participant or Beneficiary (the “claimant”) believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim with the Administrator.

(b)	Notification to Claimant of Decision. Within 90 days after receipt of a claim by the Administrator (or within 180 days if special circumstances require an extension of time), the Administrator shall notify the claimant of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial.

(c)	Procedure for Appeal and Review. Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the last date on which such notice could have been timely given, the claimant may appeal denial of the claim by filing a written application for review with the Administrator. Following such request for review, the Administrator shall fully and fairly review the original decision denying the claim. Prior to the decision of the Administrator on review, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

(d)	Decision on Review. The decision on review of a claim denied in whole or in part shall be made in the following manner:
(i)	Within 60 days following receipt by the Administrator of the request for review (or within 120 days if special circumstances require an extension of time), the Administrator shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

(ii)	With respect to a claim that is denied in whole or in part, notice of the decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, reference to specific Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim, and a statement describing the claimant’s right to bring an action under Section 502(a) of ERISA.

(iii)	The decision of the Administrator shall be final and conclusive.
(e)	Action by Authorized Representative of Claimant. All actions set forth in this Section to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act on his behalf on such matters. The Administrator may require such evidence as it may reasonably deem necessary or advisable of the authority to act of any such representative.

(f)	Exhaustion of Administrative Remedies and Deadline for Filing Suit. A claimant must exhaust his or her administrative remedies under the Plan before filing a suit for benefits, and until the claimant exhausts such remedies he or she shall be barred from filing suit to recover benefits under the Plan. A claimant who has exhausted his or her administrative remedies must file suit no later than 180 days after the Administrator makes a final determination to deny the claim pursuant to Section 8(d), and a claimant who fails to file suit within such time limit shall be forever barred from filing suit to recover on the claim.
9.	Amendment, Termination and Adjustments.
     The Compensation and Benefits Committee shall have the power to amend or terminate the Plan at any time for any reason, provided that no such action shall have the effect of (i) reducing the value of or otherwise compromising any Participant’s Deferral Account as of the date of such amendment or termination, or (ii) changing the provisions of the Plan applicable to any Participant or Beneficiary in a manner that would trigger the additional taxes provided under Code Section 409A(a)(1)(B). Notwithstanding the foregoing, the Compensation and Benefits Committee shall have the power to amend this Plan from time to time without the consent of any Participant or other party to the extent the Compensation and Benefits Committee deems necessary or appropriate to preserve the intended tax treatment of benefits payable hereunder.
10.	Designation of Beneficiary.
     Each Participant shall have the right to designate one or more Beneficiaries to receive payment of the Participant’s Deferral Account in the event of the Participant’s death before the Participant’s Deferral Account has been fully distributed to the Participant. A Participant shall designate one or more Beneficiaries by executing the beneficiary designation form prescribed from time to time by the Administrator and filing the same with the Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. If no such designation is on file with the Administrator at the time of the death of the Participant or if such designation is not effective for any reason, as determined by the Administrator, then the designated Beneficiary or Beneficiaries to receive such benefit shall be the Participant’s surviving spouse, if any, or, if none, the Participant’s estate. No Beneficiary designation or change thereto shall be effective until it has been received by the Administrator.
11.	Grandfathered Accounts.
     Grandfathered Accounts shall be administered in accordance with the terms and provisions of the Plan in effect as of October 3, 2004, provided that no person may exercise discretion under the terms of the Plan if the exercise of such discretion would cause any portion of the Grandfathered Account to become subject to Code Section 409A.
12.	Company Stock.
     The Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of R.H. Donnelley Corporation’s Certificate of Incorporation or By-Laws, or any other law, regulation, or binding contract to which R.H. Donnelley Corporation is a party. No Participant shall have any of the rights or privileges of a shareholder of the Company on account of participation in this Plan, including as a result of the crediting of Stock equivalents or other amounts to a Deferral Account, or the creation of any trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account.
13.	General Provisions.
(a)	Funding. The Plan is unfunded. All benefits will be paid from the general assets of the Company.

(b)	“Top Hat” Pension Benefit Plan. The Plan is an “employee pension benefit plan” within the meaning of ERISA. However, the Plan is unfunded and maintained for a select group of management or highly compensated employees of the Company and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan is not intended to qualify under Section 401(a) of the Code.

(c)	Assignment. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities, engagements or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

(d)	Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the Deferred Compensation to which the payments relate against the Company or any affiliate or subsidiary thereof, and the Administrator may require such Participant or Beneficiary to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited in the form of Company Stock to a Participant’s Deferral Account or to a subaccount of the Participant’s Deferral Account, the amounts paid shall be deemed to relate to the Stock credited to the Account or subaccount at the earliest time.

(e)	Setoff. Notwithstanding any other provision of this Plan, the Company may reduce the amount of any payment otherwise payable to or on behalf of the Participant hereunder by the amount of any debt of the Participant to the Company that has been incurred in the ordinary course of the employment relationship, provided that:
(i)	The entire amount of reduction in any of the Company’s taxable years from all Elective Account Balance Plans does not exceed $5,000; and

(ii)	The reduction is made at the same time and in the same manner as the debt otherwise would have been due and collected from the Participant.
The Participant shall be deemed to have consented to such reduction.

(f)	Unsegregated Funds; Unsecured General Creditor Status Of Participant.
(i)	Any Account established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that gains, losses and earnings relating to the hypothetical investment of each Participant’s Deferred Compensation can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) established hereunder shall represent the ownership of or beneficial interest in any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company and no Participant or Beneficiary shall have an interest in, or lien or prior claim upon, any property of the Company by reason of any rights of such party, or obligations owed to such party, under the Plan. Any liability of the Company to any Participant or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. No party shall be deemed to be a trustee of or with respect to any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

(ii)	The Company shall be under no obligation to segregate Deferred Compensation during the Deferral Period and an election to defer Compensation under the Plan shall constitute an acknowledgment and agreement by the Participant that such unsegregated funds belong absolutely and unconditionally to the Company and are subject to the claims of the Company’s general creditors.

(iii)	The Company may (but shall not be obligated to) establish a trust or trusts, or such other investment or accounting devices as the Administrator shall deem appropriate, advisable or desirable, which may take the form of grantor trusts, may be revocable or irrevocable, and may have independent trustees. If any such trusts or other devices are established (including but not limited to trusts or devices described in Section 6(c)(iii)), then so long as they are maintained, the assets of such trusts or devices will be subject to the claims of creditors of the Company in the event the Company becomes insolvent. To the extent that the assets of such trusts or other devices are insufficient to pay benefits due under the Plan, such benefits shall be paid by the Company from its general assets. Neither Participants, their Beneficiaries nor their successors or legal representatives shall have any right, actual or beneficial, other than the right of an unsecured general creditor, against the Company or against any of such trusts or other devices in respect of any portion of a Participant’s Account. Any trust or other investment or accounting device established in connection with this Plan shall be designed and administered in a manner that will not cause amounts to become taxable under Code Section 409A(b).
(g)	Reservation of Rights. Nothing in the Plan shall be construed to (i) give any employee any right to defer compensation other than as expressly authorized and permitted by the Administrator in accordance with the Plan; (ii) limit in any way the right of the Company to terminate a Participant’s employment with the Company; or (iii) be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant at any particular rate of remuneration.

(h)	Withholding and Reporting. To the extent permitted under Code Section 409A and applicable regulations and other guidance thereunder, the Company shall have the right to deduct or withhold from any and all deferrals and from all payments of Deferred Compensation any taxes required by law to be withheld from a Participant or Beneficiary with respect to such payments. Each Participant’s deferrals of Eligible Compensation shall be reported annually on IRS Form W-2 or IRS Form 1099 as may be required by law. Stock may be withheld to satisfy such obligations in any case where taxation would be imposed upon the deferral or delivery of shares. To the extent permitted under Code Section 409A and applicable regulations and other guidance thereunder, the Administrator may accelerate the time or schedule of payment of any portion of the Account in order to pay taxes due or required to be withheld in connection with the Account, including but not limited to additional taxes that become due pursuant to Code Section 409A.

(i)	Delay of Payments. Notwithstanding the provisions of Section 7, the Company may delay any payment due to the Participant or Beneficiary hereunder if the Administrator determines that the delay is permitted under Code Section 409A and applicable guidance thereunder and that the delay is necessary (i) to comply with Federal securities laws or other applicable laws, (ii) to preserve the Company’s deduction with respect to the payment, or (iii) to preserve the Company’s ability to continue as a going concern.

(j)	Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(k)	Headings. The headings of sections and paragraphs herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text of the Plan shall control.

(l)	Deferred Compensation. The Company intends that amounts payable to a Participant or Beneficiary pursuant to the Plan shall not be included in income for federal, state or local income tax purposes until the benefits are actually paid or delivered to such Participant or Beneficiary. Accordingly, this Plan shall be interpreted and administered consistently with the requirements of Code Section 409A, as amended or supplanted from time to time, and current and future guidance thereunder.

(m)	No Tax Representations. The Company and the Administrator do not represent or guarantee to any Participant or Beneficiary that any particular federal or state income, payroll or other tax treatment will result from the Participant’s participation in this Plan. The Participant or Beneficiary is solely responsible for the proper tax reporting and timely payment of any income tax or interest for which the Participant or Beneficiary is liable as a result of the Participant’s participation in this Plan.

(n)	Binding Effect. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on Participants and Beneficiaries and their respective heirs, executors and legal representatives.

(o)	Severability. If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect but shall be interpreted and administered consistently with the requirements of Code Section 409A.

(p)	Applicable Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware to the extent not superseded by federal law.

14.	Adoption and Execution.
     This amended and restated Plan was approved and adopted by the Compensation and Benefits Committee of the Board of Directors of R.H. Donnelley Corporation on October 23, 2007. As evidence of its adoption of this amendment and restatement of the Plan, the undersigned Companies have caused this instrument to be signed by their duly authorized representatives this 23rd day of October 2007.

R.H. DONNELLEY CORPORATION

By	/s/ Robert J. Bush

Title	SVP, General Counsel and Corporate Secretary

R.H. DONNELLEY, INC.

By	/s/ Robert J. Bush

Title	SVP, General Counsel and Corporate Secretary

DEX MEDIA, INC.

By	/s/ Robert J. Bush

Title	SVP, General Counsel and Corporate Secretary

THE DONTECH II PARTNERSHIP By: R.H. Donnelley, Inc., Its Sole General Partner

By	/s/ Robert J. Bush

Title	SVP, General Counsel and Corporate Secretary